SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 15, 2005

(Date of earliest event reported)

WASHINGTON GROUP INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12054	33-0565601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 PARK BOULEVARD, BOISE, IDAHO 83712

(Address of principal executive offices, including zip code)

208 / 386-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On March 11, 2005, the Compensation Committee of the Board of Directors (the “Committee”) of Washington Group International, Inc. (the “Company”) reviewed the Company’s financial performance for fiscal year 2004 in comparison to the performance goals established at the beginning of the year, and determined the amount of cash incentive awards to be paid to corporate officers and certain executives under the Company’s Short-Term Incentive Plan (the “STIP”).  At the beginning of fiscal year 2004, the Committee established a target incentive for each participant in the STIP, ranging from 25% to 120% of base salary, and set performance goals based on corporate net income and return on invested capital and, for business unit leaders, business unit new work margin, business unit net operating income and business unit return on capital employed.  The Committee also assigned a weighting factor to each performance measure for each participant.  The Committee and the Board of Directors retain the ability, at their discretion, to reduce the calculated incentive award for corporate officers and certain executives.  After verifying the Company’s financial performance for fiscal year 2004, the Committee determined cash incentive awards in the following amounts for the five executive officers named in the 2004 proxy statement (the “Executives”):

Name and Position	Incentive Award

Stephen G. Hanks President and Chief Executive Officer	$1,083,197

Stephen M. Johnson Senior Executive Vice President – Business Development	$666,350

Thomas H. Zarges Senior Executive Vice President – Operations	$599,715

George H. Juetten Executive Vice President and Chief Financial Officer	$572,237

Ambrose L. Schwallie President of Defense	$577,533

The Committee also established the financial performance measures for fiscal years 2005–2007 for performance units granted in 2005 under the Company’s long-term incentive program.  Performance targets were set based on return on invested capital and earnings per share.  The value of the performance units will be determined after the end of fiscal year 2007, based on performance relative to the targets.  The maximum potential value of each performance unit is $20; however, the performance units will be worthless if aggregate threshold financial targets for the three-year period are not achieved.

With the setting of the long-term performance measures and targets, the Committee also finalized the grants of performance units for the performance period 2005–2007 to the Executives in the amounts set forth below:

Name	Performance Units

Stephen G. Hanks	100,000

Stephen M. Johnson	45,000

Thomas H. Zarges	45,000

George H. Juetten	38,000

Ambrose L. Schwallie	28,000

The form of performance unit agreement is attached as Exhibit 10.01.

Item 9.01                                             Financial Statements and Exhibits

Exhibit
Number	Exhibit Description

10.1	Equity and Performance Incentive Plan Performance Unit Participation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.

By:	/s/ Craig G. Taylor
Name:	Craig G. Taylor
Title:	Corporate Secretary

Dated:  March 15, 2005